AMENDED AND RESTATED MASTER
PURCHASE AGREEMENT



     This AMENDED AND RESTATED
MASTER PURCHASE AGREEMENT (this
"Agreement") is made as of May 1, 1997, by and between AEGIS AUTO FINANCE, INC., a
Delaware corporation, having its principal place of business at 525 Washington Boulevard, Jersey City,
New Jersey 07310, as seller (the "Seller"), and
AEGIS AUTO FUNDING CORP. IV, a Delaware
corporation, having its principal executive office at 525 Washington Boulevard, Jersey City, New
Jersey 07310, as purchaser (the "Purchaser").

     WHEREAS, the Seller originates or acquires in the ordinary course of its business motor vehicle retail installment sales contracts secured by new and used automobiles and light-duty trucks, along with certain related property with respect thereto (the
"Receivables"); and

     WHEREAS, the Seller desires to sell
Receivables to the Purchaser from time to time during the term of this Agreement and the Purchaser desires to purchase such Receivables subject to the terms and conditions set forth herein;
and

     WHEREAS, the Purchaser intends to
subsequently convey Receivables purchased by it pursuant to the terms hereof to a series of separate trusts (each a "Trust") to be created pursuant to the terms of the Amended and Restated Master Trust
Agreement dated as of May 1, 1997 (the "Amended and Restated Master Trust Agreement") between the
Purchaser and Norwest Bank Minnesota, National
Association, as trustee (the "Trustee") and each related Pooling and Servicing Agreement executed and delivered pursuant to the terms thereof; and

     WHEREAS, each such Trust is expected to
issue pass-through certificates representing undivided interests in each pool of Receivables and other property conveyed to the Trust (the
"Certificates"); and

     WHEREAS, the parties entered into the
Master Purchase Agreement dated as of March 1,
1997 (the "Original Agreement"); and

     WHEREAS, the parties desire to amend and restate the Original Agreement in its entirety.

     NOW, THEREFORE, in consideration of
the foregoing, other good and valuable
consideration, and the mutual terms and covenants contained herein, the parties hereto agree to amend and restate the Original Agreement as follows:

                  ARTICLE I

             CERTAIN DEFINITIONS

     Terms not defined in this Agreement shall have the meaning set forth in the Amended and Restated Standard Terms and Conditions attached to the Amended and Restated Master Trust
Agreement. As used in this Agreement, the following terms shall, unless the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms of the terms defined):

     "Agreement" means this Amended and
Restated Master Purchase Agreement and all amendments hereof and supplements hereto.

     "Cutoff Date" means the date designated as such in any Supplemental Conveyance.

     "Purchaser" means Aegis Auto Funding
Corp. IV, a Delaware corporation, its successors and assigns.

     "Receivable" means any retail installment sales contract and security agreement sold pursuant hereto, as identified on the related Schedule of Receivables for each Sale Date.

     "Receivables Cash Purchase Price" means
with respect to any Receivable sold on a Sale Date, 100% of the Principal Balance of such Receivable
(or 92% if such Receivable is Uninsured) payable as provided in Section 2.01 hereof.

     "Sale Date" means each date on which a
pool of Receivables is sold pursuant to the terms hereof, each such date corresponding to either a Closing Date or a Funding Date for the Purchaser's sale of Receivables to a Trust.

     "Schedule of Receivables" means, with
respect to any Sale Date, the list of Receivables sold on such date attached as Schedule I to the related Supplemental Conveyance.

     "Seller" means Aegis Auto Finance, Inc., a
Delaware corporation, its successors and assigns.

     "Supplemental Conveyance" means each
supplemental conveyance executed by the Seller substantially in the form attached to this Agreement as Exhibit A evidencing the sale of a pool of Receivables to the Purchaser.

     "Trustee" means Norwest Bank Minnesota,
National Association, its successors and assigns.

     "UCC" means the Uniform Commercial
Code, as in effect from time to time in the relevant jurisdictions.

                 ARTICLE II

      PURCHASE AND SALE OF RECEIVABLES

     Section 2.01.  Purchase and Sale of
Receivables. (a) On each Sale Date, in exchange for the Receivables Cash Purchase Price and subject to the other terms and conditions of this Agreement, the Seller agrees to sell, transfer, assign and otherwise convey to the Purchaser, without recourse
(except as provided in Sections 6.01 and 7.02), a 100% interest in (i) all right, title and interest of the Seller in and to the Receivables listed on the applicable Schedule of Receivables, all monies constituting Excess Interest Collections with respect thereto, and all other moneys received thereon on and after the related Cutoff Date; (ii) the interest of the Seller in the security interests in the Financed
Vehicles granted by the Obligors pursuant to such Receivables; (iii) the interest of the Seller in any Risk Default Insurance Proceeds and any proceeds from claims on any Insurance Policies (including the VSI Insurance Policy) covering such Receivables, the Financed Vehicles or the Obligors from the Cutoff Date; (iv) the right of the Seller to realize upon any property (including the right to receive future Liquidation Proceeds) that shall have secured a Receivable and have been repossessed by or on behalf of the Purchaser; (v) the interest of the Seller in any Dealer Recourse; and (vi) the proceeds of any and all of the foregoing. (All of the property identified in this subsection (a) shall constitute "Trust Property.")

     (b)  In consideration for the Receivables
and the other Trust Property relating thereto sold on any Sale Date, the Purchaser shall (i) on each such date corresponding to a Closing Date for a Trust, pay to the Seller an amount equal to the Receivables
Cash Purchase Price by wire transfer of
immediately available funds; and (ii) on each such date corresponding to a Funding Date for a Trust, cause the Trustee for such Trust to pay to the Seller from the applicable Funding Account an amount equal to the Receivables Cash Purchase Price by wire transfer of immediately available funds.

     Section 2.02.  Security Interest.  It is the
intention of the Seller and the Purchaser that each sale hereunder of the Seller's right, title and interest in and to Receivables and related Trust Property shall constitute an absolute sale by the Seller to the Purchaser. In the event a court of competent jurisdiction were to recharacterize any transfer of Trust Property as a secured borrowing rather than a sale, contrary to the intent of the Seller and the Purchaser, the Seller does hereby grant, assign and convey to the Purchaser, a security interest in and lien upon all of its right, title and interest in and to such Trust Property, and all proceeds of any thereof, said security interest to be effective from the date of execution of the related Supplemental
Conveyance.

                 ARTICLE III

       REPRESENTATIONS AND WARRANTIES

     Section 3.01.  Representations and
Warranties of the Seller.
(a) The Seller hereby represents and warrants to the Purchaser and its respective successors and assigns as of the date hereof and each Sale Date:

     (i)  Organization, Etc.  The Seller is a
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     (ii) Due Qualification. The Seller is in good standing and duly qualified to do business and has obtained all necessary licenses and approvals in the States of Delaware and New Jersey and all jurisdictions in which the ownership or lease of its property or the conduct of its business shall require such qualifications unless the failure of the Seller to obtain such licenses and approvals would have no material adverse effect on the Seller's ability to fulfill its obligations hereunder.

     (iii)      Power and Authority.  The Seller has
the power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has full power and authority to sell and assign the property to be sold and assigned to the Purchaser and such sale and assignment is valid and binding against the Seller, and the Seller has duly authorized such sale and assignment to the Purchaser by all necessary action; the execution, delivery and performance of this Agreement have been duly authorized by the Seller by all necessary action, and this Agreement is the legal, valid and binding obligation of the Seller enforceable in accordance with its terms. The Seller has duly executed and delivered this Agreement and any other agreements and documents necessary to effectuate the transactions contemplated hereby.

     (iv) No Violation.  The consummation of
the transactions contemplated hereby and the fulfillment of the terms hereof, neither conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or bylaws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument
(other than this Agreement); nor violate any law or, to the best of Seller's knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties.

     (v)  No Proceedings.  There are no
proceedings or investigations pending or, to the best knowledge of Seller, threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties: (A) asserting the invalidity of this Agreement; (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement; or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

     (vi) No Approvals.  No approval,
authorization or other action by, or filing with, any governmental authority of the United States of America or any of the States is required or necessary to consummate the transactions contemplated hereby, except such as have been duly obtained or made on or prior to each applicable
Sale Date. Seller complies in all material respects with all applicable laws, rules and orders with respect to itself, its business and properties and the Receivables; and Seller maintains all applicable permits, licenses and certifications.

     (vii)      Taxes.  The Seller has filed all
federal, state, county, local and foreign income, franchise and other tax returns required to be filed by it through the date hereof, and has paid all taxes reflected as due thereon. There is no pending dispute with any taxing authority that, if determined adversely to the Seller, would result in the assertion by any taxing authority of any material tax deficiency, and the Seller has no knowledge of a proposed liability for any tax to be imposed upon the Seller's properties or assets for which there is not an adequate reserve reflected in the Seller's current financial statements.

     (viii)     Investment Company.  The Seller is
not, and is not controlled by, an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended.

     (ix) Pension/Profit Sharing Plans.  No
contribution failure has occurred with respect to any pension or profit sharing plan to which the Seller or any of its Affiliates is a contributor and all such plans have been fully funded as of the date of this Agreement.

     (x)  Trade Names.  "Aegis Auto Finance,
Inc." is the only trade name under which the Seller is currently operating its business; for the six (6) years (or such shorter period of time during which the Seller was in existence) preceding each Sale
Date, the only other trade name under which Seller operated its business is "The Clearing House Corp."

     (xi) Ability to Perform.  There is no
material impairment in the ability of the Seller to perform its obligations under this Agreement.

     (xii)      Valid Business Reasons; No
Fraudulent Transfers. The Seller has valid business reasons for transferring the Receivables rather than obtaining a secured loan with the Receivables as collateral. At the time of each transfer: (i) the Seller transferred the Receivables to the Purchaser without any intent to hinder, delay, or defraud any current or future creditor of the Seller; (ii) the Seller was not insolvent and did not become insolvent as a result of the transfer; (iii) the Seller was not engaged and was not about to engage in any business or transaction for which any property remaining with the Seller was an unreasonably small capital or for which the remaining assets of the Seller were unreasonably small in relation to the business of the Seller or the transaction; (iv) the Seller did not intend to incur, and did not believe or reasonably should not have believed that it would incur, debts beyond its ability to pay as they become due; and (v) the consideration paid by the Purchaser to the Seller for the Receivables was equivalent to the fair market value of such Receivables.

     (xiii)     Chief Executive Office.  The Seller
maintains its chief executive office in the State of New Jersey, and there have been no other locations of the Seller's chief executive office since January
1995.

     (xiv)      Adverse Orders.  There is no
injunction, writ, restraining order or other order of any nature binding upon Seller that adversely affects
Seller's performance of this Agreement and the transactions contemplated hereby.

     (b)  As of each Sale Date, the Seller
makes the following representations and warranties as to the Receivables for the benefit of the Purchaser and the Trustee with respect to any trust formed pursuant to the Amended and Restated
Master Trust Agreement, and intends that the Purchaser rely thereon in accepting the Receivables on each Sale Date. Such representations and warranties shall survive each sale, transfer and assignment of the Receivables to the Purchaser and each subsequent assignment to the Trustee. The
Seller acknowledges and expressly agrees that either the Purchaser or the Trustee may enforce the Seller's repurchase obligations or substitution obligations pursuant to Section 7.02 hereof for any breach of any of the following representations and warranties.

     (i)  Characteristics of Receivables.  Each
Receivable (A) has been originated in the United
States of America by Seller or a Dealer for the retail sale of a Financed Vehicle in the ordinary course of Seller's or such Dealer's business, has been fully and properly executed by the parties thereto and, if originated by a Dealer, has been purchased by Seller in the ordinary course of business from such Dealer or has been financed for such Dealer under an existing agreement with Seller, (B) has created a valid, subsisting and enforceable first priority security interest in favor of the Seller or the Dealer in the Financed Vehicle, which security interest, if in favor of the Dealer, has been assigned by the Dealer to Seller, and which in either case has been duly assigned by Seller to the Purchaser, (C) is covered by the VSI
Insurance Policy and (except as otherwise indicated on the related Schedule of Receivables) by the Risk
Default Insurance Policy, (D) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security and (E) provides for level monthly payments (provided that the payment in the first or last month in the life of the Receivable may be different from the level payment) that fully amortize the Amount Financed over an original term of no greater than 60 months and yield interest at the Annual Percentage Rate.

     (ii) Schedule of Receivables.  The
information set forth on the Schedule of Receivables is true, complete and correct in all material respects as of the opening of business on the Cutoff Date relating to such Sale Date and no selection procedures adverse to the Purchaser or the Trustee have been utilized in selecting the Receivables.

     (iii)       Compliance With Law.  Each
Receivable and the sale of the related Financed
Vehicle (A) complied at the time it was originated or made and at the Sale Date complies in all material respects with all requirements of applicable federal, State and local laws and regulations thereunder, including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal
Credit Opportunity Act, the Fair Credit Reporting
Act, the Fair Debt Collection Practices Act, the
Federal Trade Commission Act, the
Magnuson-Moss Warranty Act, the Federal Reserve
Board's Regulations B and Z, State adaptations of the National Consumer Act and of the Uniform
Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws and (B) does not contravene any applicable contracts to which Seller is a party and no party to such contract is in violation of any applicable law, rule or regulation which is material to the Receivable or the sale of the Financed Vehicle.

     (iv)        Binding Obligation.  Each Receivable
represents the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms. Each Receivable is denominated and payable solely in U.S. dollars.

     (v)  No Government Obligor or Affiliate.
None of the Receivables is due from the United
States of America or any State or local government or from any agency, department or instrumentality of the United States of America or any State or local government or from any Affiliate of the Seller.

     (vi) Security Interest in Financed Vehicle.
Immediately prior to the sale, assignment and transfer thereof, each Receivable is secured by a validly perfected first priority security interest in the Financed Vehicle in favor of the Seller as secured party or all necessary and appropriate actions have been commenced that would result in the valid perfection of a first priority security interest in the Financed Vehicle in favor of the Seller as the secured party. The Seller has caused each certificate of title (or copy of an application for title) or such other document delivered by the state title registration agency evidencing the security interest in the Financed Vehicle, to be delivered to the Custodian, together with powers of attorney, duly executed by Seller in favor of the Trustee, which powers of attorney are sufficient to change the lien holder on the certificate of title with respect to a Financed Vehicle.

     (vii)       Receivables in Force.  No Receivable
has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released from the lien granted by the related Receivable in whole or in part.

     (viii)      No Waiver.  No provision of a
Receivable has been waived, impaired, altered or modified in any respect except in accordance with the Servicing Agreement, the substance of which is reflected in the Schedule of Receivables as it relates to the information included thereon.

     (ix) No Amendments.  No Receivable has
been amended such that either the original
Scheduled Payment has been decreased or the number of originally scheduled due dates has been increased except as permitted under the terms of the Risk Default Policy covering such Receivable.

     (x)  No Defenses.  No right of rescission,
setoff, recoupment, counterclaim or defense has been asserted or threatened with respect to any Receivable.

     (xi) No Liens.  No Liens or claims have
been filed for work, labor or materials relating to a Financed Vehicle that are Liens prior to, or equal or coordinate with, the security interest in the Financed Vehicle granted by the Obligor pursuant to the Receivable.

     (xii)       No Default.  Except for payment
delinquencies continuing for a period of not more than fifty-nine (59) days as of the applicable Cutoff
Date, no default, breach, violation or event permitting acceleration under the terms of any Receivable has occurred; and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable has arisen; and the Seller has not waived any of the foregoing. As of each Sale Date, the Seller has no knowledge of any facts regarding any particular Receivable transferred on such date indicating that such Receivable would not be paid in full.

     (xiii)      Insurance.  Each Receivable is
covered under the VSI Insurance Policy and (except as indicated on the related Schedule of Receivables) the Risk Default Insurance Policy, and each such insurance policy is valid and remains in full force and effect. No more than one fifth of one percent of the Receivables are not covered by a Risk
Default Insurance Policy. The Seller, in accordance with its customary procedures, has required that each Obligor obtain, and has determined that each Obligor has obtained, physical damage insurance covering the Financed Vehicle as of the date of execution of the Receivable insuring repair or replacement of such Financed Vehicle subject to a deductibility not in excess of $500.

     (xiv) Title. It is the intention of the Seller that the transfer and assignment of the Receivables from the Seller to the Purchaser herein contemplated be treated as an absolute sale for financial accounting purposes, and that the beneficial interest in and title to the Receivables not be part of the property of the Seller for any purpose under state or federal law. No Receivable has been sold, transferred, assigned or pledged by the Seller to any Person other than the Purchaser, except the pledge to and liens for the benefit of certain of Seller's creditors which will be released concurrently with or prior to conveyance to the Purchaser hereunder. Immediately prior to or concurrently with the transfer and assignment herein contemplated, the Seller had good and marketable title to each Receivable free and clear of all Liens and rights of others; and, immediately upon the transfer thereof, the Purchaser will have good and marketable title to each Receivable, free and clear of all Liens and rights of others; and the transfer has been validly perfected under the UCC.

     (xv) Lawful Assignment.  No Receivable
has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Receivable under this Agreement or pursuant to transfers of the related pass-through certificates is or shall be unlawful, void or voidable.

     (xvi)       All Filings Made.  All filings
(including, without limitation, UCC filings) necessary in any jurisdiction to give the Purchaser a first perfected security interest in the Receivables have been made.

     (xvii)      One Original.  There is only one
original executed copy of each Receivable.

     (xviii)     Maturity of Receivables.  Each
Receivable had an original maturity of not more than 60 months. The remaining maturity of each Receivable was 60 months or less as of the Cutoff
Date.

     (xix)       Monthly Payments.  Each Receivable
provides for level monthly payments (provided that the payment in the first or last month in the life of the Receivable may be minimally different from such level payment) which fully amortize the amount financed over the original term; provided, however, that the Risk Default Policies provide that loan extensions will be allowed, subject to a total number of extensions of no more than one extension for each 12 month period or fraction thereof in the Receivable's term. No Receivables had a payment that was more than 59 days overdue as of the applicable Cutoff Date; and each Receivable has a final scheduled payment due no later than the applicable Final Scheduled Distribution Date.

     (xx) Financing.  Each Receivable
represents a Simple Interest Receivable.

     (xxi)       Bankruptcy Proceeding.  Except with
respect to the 1997-1 Trust, no Obligor as of the respective Cutoff Date is noted in the Seller's records as the subject of a bankruptcy proceeding.
With respect to the 1997-1 Trust, no Receivable as of the Cutoff Date is noted in the Seller's records as a discharged debt under a bankruptcy proceeding.

     (xxii)      Chattel Paper, Valid and Binding.
Each Receivable constitutes "chattel paper" under the UCC, and is the legal, valid and binding obligation of the Obligor thereunder in accordance with the terms thereof.

     (xxiii)     No Future Advances.  The full
principal amount of each Receivable has been advanced to each Obligor or advanced in accordance with the directions of each such Obligor, and there is no requirement for future advances thereunder. The Obligor with respect to the Receivable does not have any options under such Receivable to borrow from any person additional funds secured by the Financed Vehicle.
Each Receivable is secured by the related Financed
Vehicle.

     (xxiv)      Underwriting Guidelines.  Except for
Uninsured Receivables constituting no more than one-fifth of one percent of the aggregate Principal
Balance of all Receivables being conveyed to any single Trust, and Nonconforming Insured
Receivables constituting no more than 1% of the aggregate Principal Balance of all Receivables being conveyed to any single Trust, each Receivable has been originated in accordance with the Underwriting
Guidelines and in accordance with the underwriting guidelines acceptable to the Risk Default Insurer.

     (xxv)     Financed Vehicle in Good Repair.
To the best of the Seller's knowledge, each Financed Vehicle is in good repair and working order.

     (xxvi)    Principal Balance.  No Receivable
has a Principal Balance which includes capitalized interest, physical damage insurance or late charges.
The maximum principal balance of any Receivable does not exceed $40,000 or such lesser maximum amount as is permitted under the Underwriting
Guidelines.

     (xxvii)  Servicing.  At the Cutoff Date, each
Receivable was being serviced by the Servicer.

     (xxviii) Eligible Loan. Each Receivable constitutes an "Instrument" or "Insured Security
Agreement" and each Financed Vehicle constitutes
"Eligible Collateral" as defined in and for purposes of the Risk Default Insurance Policy. Neither the insured under the Risk Default Insurance Policy nor any Person acting on behalf of such insured has concealed or misrepresented any material facts or circumstances regarding any matter that would serve as a basis for the Risk Default Insurer to void the Risk Default Insurance Policy.

     (xxix)     Original Principal Amount.  The
original principal amount of each Receivable with respect to which a credit application was received by Aegis Finance prior to January 15, 1997 and which was (A) originated under the original "Zero
Down" and the "Reduced Income" programs, was not more than (1) in the case of new Financed
Vehicles, the lower of (x) 105% of the
manufacturer's suggested retail price plus rebatable premiums on cancelable items and (y) 120% of the manufacturer's suggested retail price or (2) in the case of used Financed Vehicles, the lower of (x)
105% of the retail value of the Financed Vehicle at the time of origination of the Receivable as set forth in the Kelley "Blue Book" for the appropriate region plus rebatable premiums on cancelable items and (y) 120% of such Kelley "Blue Book" retail value; (B) originated under the "First Time Buyer" program, was not more than (1) in the case of new
Financed Vehicles, 95% of the manufacturer's suggested retail price plus rebatable premiums on cancelable items of up to 15% of the manufacturer's suggested retail price or (2) in the case of used
Financed Vehicles, 95% of the retail value of the Financed Vehicle at the time of origination of the Receivable as set forth in the Kelley "Blue Book" for the appropriate region plus rebatable premiums on cancelable items of up 15% of the manufacturer's suggested retail price and (C) originated under the "Military Program" was not more than 105% of the manufacturer's suggested retail price or, in the case of used Financed
Vehicles, 105% of the Kelley "Blue Book" retail value. Calculations made with respect to the percentages referenced above are rounded to the nearest whole percentage point. The original principal amount of each Receivable with respect to which a credit application was received by Aegis
Finance after January 15, 1997 which was (A) originated under the original "Zero Down" program, was not more than (1) in the case of new
Financed Vehicles (other than Hyundai
automobiles), 100% of the manufacturer's suggested retail price (not to exceed $20,000) plus taxes, title and other fees and premiums for approved service contracts or (2) in the case of used Financed
Vehicles (other than Hyundai automobiles), 100% of the retail value of the Financed Vehicle at the time of origination of the Receivable as set forth in the Kelley "Blue Book" for the appropriate region
(not to exceed $20,000) plus taxes, title and other fees and premiums for approved service contracts;
(B) originated under the "Reduced Income" program and with respect to all Hyundai automobiles, was not more than (1) in the case of new Financed Vehicles, 85% of the manufacturer's suggested retail price plus taxes, title and other fees and premiums for approved service contracts or (2) in the case of used Financed Vehicles 85%of the retail value of the Financed Vehicle at the time of origination of the Receivable as set forth in the Kelley "Blue Book" for the appropriate region plus taxes, title and other fees and premiums for approved service contracts; provided that, in any such case, if any such amount is higher than that approved by the Risk Default Insurer, each Receivable will be limited in amount to that permitted by the Risk Default Insurer for coverage under the Risk Default Insurance Policy.

     (xxx)     No Proceedings.  There are no
proceedings or investigations pending or, to the best knowledge of the Seller, threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its respective properties: (A) asserting the invalidity of any of the Receivables; (B) seeking to prevent the enforcement of any of the Receivables; or (C) seeking any determination or ruling that might materially and adversely affect the payment on or enforceability of any Receivable.

     (xxxi)    Licensing.   With respect to each
Receivable originated in the State of Pennsylvania, the Seller and each prior holder of any such Receivable were each properly licensed under applicable Pennsylvania laws and regulations during the respective times the Seller and each prior holder of any such Receivable held such Receivable, except where the failure to be so licensed would not have a material adverse effect on the ability of the Trust to collect principal or interest payments on such Receivable or to realize upon the Financed
Vehicle underlying any such Receivable in accordance with the terms thereof.

     (c)  The Seller makes the following
additional representations, warranties and covenants for the benefit of the Purchaser and the Trustee on which the Purchaser relies in accepting the Receivables on each Sale Date, which representations, warranties and covenants shall survive each Sale Date.

          (i)  Location of Servicer Files.
     The Servicer Files are kept by the Servicer at the locations listed in Exhibit B hereto, with the exception of (A) the original titles or other documents evidencing the security interest of the Seller in the Financed Vehicle and (B) the original Receivables, which documents shall be kept at an office of the Custodian.

          (ii) Evidence of Security Interest.
      Within 10 days after each Sale Date, the Seller shall deliver or cause to be delivered to the Trustee, as Custodian, (A) an original certificate of title or (B) if the applicable state title registration agency does not deliver certificates of title to lienholders, such other document delivered to the Seller by the state title registration agency evidencing the security interest of the Seller in the Financed Vehicle, or (C) a guarantee of title or a copy of an application for title if no certificate of title or other evidence of the security interest in the Financed Vehicle has yet been issued, for each Financed
     Vehicle relating to each Receivable sold, transferred, assigned and conveyed hereunder; provided, however, that any original certificate of title or other document evidencing the security interest of the Seller in the Financed Vehicle not so delivered on the Sale Date, due to the fact that such title or other document has not yet been issued by a state title registration agency and delivered to the Seller as of such date, shall be delivered by the Seller to the Trustee within one hundred twenty (120) days after the Sale Date or such later date (not exceeding another 120 days thereafter) permitted by the related Pooling and Servicing Agreement; provided, further, that failure to so deliver any original certificate of title or other document evidencing the security interest of the Seller in the Financed
     Vehicle to the Trustee shall be deemed to be a breach by the Seller of its representations and warranties contained in this
     Section 3.01, and such occurrence shall
     constitute a breach pursuant to Section 7.02 herein.

         (iii) Insurance Claims.  The Seller
     shall provide to the Purchaser, within five
     (5) Business Days of receipt or distribution thereof, (A) copies of all documents received from the Risk Default Insurer contesting the eligibility of any claim made under a Risk Default Policy and (B) copies of all documents regarding the resolution of alleged ineligible claims.

         (iv)  Business Purpose.  The Seller
     will sell, transfer, assign and otherwise convey (for state law, tax and financial accounting purposes) the Receivables for a bona fide business purpose.

         (v)   Financial Accounting
     Purposes. The Seller intends to treat the transactions contemplated by this Agreement as an absolute sale of the Receivables by the Seller for financial accounting purposes.
     The Seller and the Trustee intend to cause to be filed all returns or reports in a manner consistent with such treatment.

         (vi)  Valid Transfer.  This
     Agreement constitutes a valid transfer by the Seller to the Purchaser of all of the Seller's right, title and interest in the Receivables and the other Trust Property.

         (vii) Seller's Obligations.  The
     Seller has submitted all necessary
     documentation for payment of the
     Receivables to the Obligors and has fulfilled all of its applicable obligations hereunder required to be fulfilled as of the Sale Date.

         (viii)     Insurance Policies. The
     Seller will not cancel, nor permit the
     cancellation of, the Risk Default Insurance
     Policy or VSI Insurance Policy, in each case as it relates to the Receivables.

                 ARTICLE IV

                 CONDITIONS

     Section 4.01.  Conditions to Obligation of
the Purchaser. The obligation of the Purchaser to purchase Receivables on each Sale Date is subject to the satisfaction of the following conditions:

     (a)  Notice of Sale.  The Seller shall
provide the Purchaser notice of each sale hereunder at least three Business Days in advance of each Sale
Date.

     (b)  Representations and Warranties True.
The representations and warranties of the Seller hereunder shall be true and correct on each Sale
Date and the Seller shall have performed all obligations to be performed by it hereunder on or prior to each Sale Date.

     (c)  Files Marked; Files and Records
owned by Trustee. The Seller shall, at its own expense, on or prior to each Sale Date indicate in its files that the applicable Receivables have been sold to the Purchaser pursuant to this Agreement.
Further, the Seller hereby agrees that the computer files and other physical records of the Receivables maintained by the Seller will bear an indication reflecting that the Receivables have been sold to the Purchaser and thereafter sold, transferred and assigned to the Trustee.

     (d)  Documents to be Delivered by the
Seller on or prior to each Sale Date.

     (i) Supplemental Conveyance. On or prior to each Sale Date, the Seller will execute and deliver a Supplemental Conveyance substantially in the form of Exhibit A hereto with respect to the Receivables and related Trust Property being conveyed on such date.

          (ii)      Custodian Files.  At each Sale
Date, the Seller shall deliver to the Trustee, as custodian, for the benefit of the Purchaser and its assigns the Custodian Files.

          (iii)     Evidence of UCC Filings.  The
Seller shall record and file, at its own expense, (A) on or prior to the initial Sale Date, UCC-3 termination statements in each jurisdiction required by applicable law, to release effective as of each Sale Date any prior security interests in the related
Receivables granted by the Seller, and (B) on or prior to the initial Sale Date, UCC financing statements in each jurisdiction in which required by applicable law, executed by the Seller as seller or debtor, and naming the Purchaser as purchaser or secured party, naming the Trustee as assignee of such purchaser or secured party, identifying the Receivables and the other Trust Property being sold hereunder as collateral, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to perfect effective as of each Sale Date the sale, transfer, assignment and conveyance of such Receivables to the Purchaser and the sale, transfer, assignment and conveyance thereof to the Trustee. The Seller shall deliver file-stamped copies, or other evidence satisfactory to the Purchaser and the Trustee of such filing, to the Purchaser and the Trustee on or prior to the initial Sale Date.

          (iv)      Evidence of Insurance and
Payment. On each Sale Date the Seller shall deliver to the Trustee on the Purchaser's behalf evidence of payment in full of all premiums due under the Risk Default
     Insurance Policy and the VSI Insurance
     Policy with respect to the Receivables being sold on such date.

          (v) Other Documents.  Such other
documents as the Purchaser may reasonably request.

     Section 4.02.  Conditions to Obligation of
the Seller. The obligation of the Seller to sell the Receivables to the Purchaser on each Sale Date is subject to the condition that on each Sale Date the Purchaser will deliver to the Seller the Receivables
Cash Purchase Price for the Receivables.

                  ARTICLE V

           COVENANTS OF THE SELLER

     The Seller agrees with the Purchaser as
follows:

     Section 5.01.  Protection of Right, Title and
Interest. (a) Filings. The Seller shall cause all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Purchaser in and to the Receivables and the other Trust Property to be promptly filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Purchaser hereunder to the Receivables and the other Trust Property. The Seller shall deliver to the Purchaser file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recordation, registration or filing. The Purchaser shall cooperate fully with the Seller in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 5.01(a).

     (b)  Name Change.  At least fifteen days
before the Seller makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the applicable provisions of the UCC or any title statute, the Seller shall give the Purchaser and the Trustee notice of any such change and no later than five (5) days after the effective date thereof, shall file such financing statements or amendments as may be necessary to continue the perfection of the Purchaser's security interest in the Trust Property.

     Section 5.02.  Other Liens or Interests.
Except for the conveyances hereunder and pursuant to the Amended and Restated Master Trust
Agreement and each related Pooling and Servicing
Agreement, the Seller will not sell, pledge, assign or transfer the Receivables to any other person, or grant, create, incur, assume or suffer to exist any Lien on any interest therein, and the Seller shall defend the right, title, and interest of the Purchaser in, to and under such Receivables against all claims of third parties claiming through or under the Seller; provided, however, that the Seller's obligations under this Section 5.02 with respect to any pool of Receivables sold on a Sale Date shall terminate upon the termination of the related trust to which the pool is conveyed.

     Section 5.03.  Chief Executive Office.  The
Seller shall give written notice to the Purchaser and the Trustee at least 30 days prior to relocating its chief executive office and shall make such filings under the UCC as shall be necessary to maintain the perfection of the security interest (as defined in the UCC) in the Receivables granted in favor of the Purchaser hereunder.

     Section 5.04.  Trustee as Named Insured;
Pledge of Proceeds. The Seller shall cause the Trustee to be identified as the named insured under the Risk Default Insurance Policy and as an additional insured, as its interests may appear, under the VSI Insurance Policy as of the Sale Date with respect to each pool of Receivables sold hereunder. The Seller hereby agrees to assign to the Trustee any interest it may have in any and all proceeds with respect to a Receivable under the terms of any of the foregoing insurance policies.

     Section 5.05.  Costs and Expenses.  The
Seller agrees to pay all reasonable costs and disbursements in connection with the perfection, as against all third parties, of the sale to the Purchaser of the Seller's right, title and interest in and to the Receivables.

     Section 5.06.  No Waiver.  The Seller shall
not waive any default, breach, violation or event permitting acceleration under the terms of any Receivable.

     Section 5.07.  Location of Servicer Files.
The Servicer Files, exclusive of the original titles to the Financed Vehicles and exclusive of the originals of the Receivables, shall be delivered to the location listed in Exhibit B hereto. The Custodian Files, including the original titles (or other evidence of the security interest in the Financed Vehicles) and the originals of the Receivables shall be delivered to the principal executive office of the Custodian.

     Section 5.08.  Sale of Receivables.
Following each sale, the Seller will take no action inconsistent with the Purchaser's ownership of the Receivables. If a third party, including a potential purchaser of the Receivables, should inquire, the Seller will promptly indicate that ownership of the Receivables has been transferred to the Purchaser, and by the Purchaser to the Trustee on behalf of each related trust.

     Section 5.09.  The Seller's Records.  All of
the Seller's records shall describe each sale and transfer of the Receivables from the Seller as an absolute sale by the Seller to the Purchaser and evidence the clear intention by the Seller to effectuate an absolute sale and assignment of such Receivables. The financial statements and tax returns of the Seller will also disclose that, under generally accepted accounting principles, or for tax purposes, respectively, the Seller transferred ownership of the Receivables.

     Section 5.10.  Financial Statements.  The
Seller will furnish to the Purchaser and the Trustee,
(A) within 90 days after the end of its fiscal year, an unaudited balance sheet as at the end of such fiscal year and the related statements of income and cash flow for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year and (B) within 45 days after the end of each of the first three quarterly accounting periods in each fiscal year, an unaudited balance sheet of the Seller as at the end of such quarterly period setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year.

     Section 5.11.  Compliance with Laws, Etc.
The Seller will comply in all material respects with all applicable laws, rules, regulations, judgments, decrees and orders (including those relating to the Receivables and any other agreements related thereto), where the failure so to comply, individually or in the aggregate for all such failures, would have a reasonable likelihood of having a material adverse effect on the business or properties of the Seller.

     Section 5.12.    Preservation of Existence.
The Seller will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications would have a reasonable likelihood of having a material adverse effect on the business or properties of the Seller.

     Section 5.13.  Keeping of Records and
Books of Account. The Seller shall maintain and implement administrative and operating procedures
(including, an ability to recreate records evidencing its Receivables in the event of the destruction of the originals thereof), and shall keep and maintain, or cause to be kept or maintained, all documents, books, records and other information which, in the reasonable determination of Purchaser and the Trustee, are necessary or advisable in accordance with prudent industry practice and custom for transactions of this type for the collection of all Receivables. The Seller shall maintain or cause to be maintained at all times accurate and complete books, records and accounts relating to the Receivables, which books and records shall be marked to indicate the sales of all Receivables hereunder.

     Section 5.14.  Separate Existence of
Purchaser. The Seller hereby acknowledges that the Trustee is entering into the transactions contemplated by the Amended and Restated Master
Trust Agreement and each related Pooling and Servicing Agreement in reliance upon Purchaser's identity as a legal entity separate from the Seller and Seller's other affiliates. Seller will, and will cause each other affiliate to, take all reasonable steps to continue their respective identities as separate legal entities and to make it apparent to third Persons that each is an entity with assets and liabilities distinct from those of Purchaser and that Purchaser is not a division of the Seller or any other Person. Without limiting the foregoing, the Seller will take no actions which would be inconsistent with the covenants of the Purchaser set forth in Section 8.07 of the Amended and Restated
Standard Terms.

                 ARTICLE VI

               INDEMNIFICATION

     Section 6.01.  Indemnification.  The Seller
shall indemnify the Purchaser and the Trustee for any liability as a result of the failure of a Receivable to be originated in compliance with all requirements of law and for any breach of any of its representations and warranties contained herein. In addition, the Seller shall indemnify the Trustee on behalf of each trust, the Backup Servicer, the Custodian and the Certificateholders to the extent of the Purchaser's indemnity obligations under each related Pooling and Servicing Agreement, which provisions are incorporated herein by this reference as if such provisions were fully set forth herein and as if the "Seller" thereunder were the Seller hereunder. The Seller hereby acknowledges that any of the Trustee, the Custodian or the Backup
Servicer may enforce the obligation of the Seller under this Section 6.01. These indemnity obligations shall be in addition to any obligation that the Seller may otherwise have.

                 ARTICLE VII

          MISCELLANEOUS PROVISIONS

     Section 7.01.  Obligations of the Seller.
The obligations of the Seller under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable.

     Section 7.02.  Repurchase or Substitution
Upon Breach or Certain Payment Defaults.  (a)
The Seller hereby covenants and agrees to deliver to the Purchaser and the Trustee prompt written notice of (i) the occurrence of a breach of any of the representations and warranties of the Seller contained or deemed to be contained in Section
3.01(b) hereof or in the Supplemental Conveyance with respect to any Receivable or (ii) the failure of the Seller to deliver original certificates of title or other documents evidencing the security interest of the Seller in the Financed Vehicle pursuant to
Section 4.01(c)(ii). If (x) such breach shall not have been cured by the thirtieth day following discovery thereof or (y) the non-delivery shall not have been cured by the seventh Business Day following receipt by a responsible officer of the Seller of notice by certified mail thereof, the Seller shall be obligated to repurchase such Receivable hereunder from the Purchaser at the Purchase
Amount on a date which shall be no later than the fifth Business Day following the applicable cure period. The Seller shall be obligated to repurchase the Receivable to which such breach or non-delivery relates even if the Purchaser shall not have breached its respective representations and warranties with respect to such Receivable under the related Pooling and Servicing Agreement and even if the Purchaser fails to comply with any repurchase obligation it may have under the related Pooling and Servicing
Agreement.  The Seller shall remit the Purchase
Amount to the Trustee on behalf of the Purchaser.
For purposes of this Section, the Purchase Amount of a Receivable which is not consistent with the warranty pursuant to Section 3.01(b)(i)(E) shall include such additional amount as shall be necessary to provide the full amount of principal and interest as contemplated therein.

     (b) The foregoing notwithstanding, the Seller shall also have the option of substituting, within the five Business Day period following the applicable cure period, a Receivable conforming to the requirements hereof (a "Substitute Receivable") for any breach or failing Receivable instead of repurchasing such Receivable, provided any such substitution occurs within ninety (90) days of the related Sale Date. It shall be a condition of any such substitution that (i) the outstanding Principal
Balance of the Substitute Receivable as of the date of substitution shall be less than or equal to the outstanding Principal Balance of the replaced
Receivable as of the date of substitution; provided that an amount equal to the difference, if any, between the outstanding Principal Balance of the replaced Receivable and the outstanding Principal
Balance of the Substitute Receivable shall be paid in cash to Purchaser for deposit into the Collection
Account pursuant to the related Pooling and Servicing Agreement; (ii) the remaining term to maturity of the Substitute Receivable shall not be greater than that of the replaced Receivable; (iii) the Cutoff Date with respect to the Substitute
Receivable shall be deemed to be the first day of the month of the substitution; (iv) the Substitute
Receivable otherwise satisfies the conditions of
Section 3.01(b) hereof and the applicable
Supplemental Conveyance (the Seller shall be deemed to make all representations and warranties contained in Section 3.01(b) and (c) hereof and the applicable Supplemental Conveyance with respect to the Substitute Receivable as of the date of substitution); and (v) the Seller shall have delivered to the Purchaser and the Trustee all of the documents specified in Section 4.01(c) hereof with respect to the Substitute Receivable on or before the date of substitution.

     (c) Except as provided in subsection (b) above, the repurchase obligation of the Seller shall constitute the sole remedy of the Certificateholders, the Trustee or the Purchaser against the Seller for its breach hereunder; provided, that the Seller hereby acknowledges that any of the Purchaser, the Certificateholders or the Trustee may enforce the Seller's obligation to repurchase or substitute for nonconforming Receivables pursuant to this Section
7.02.

     Section 7.03.  Purchaser's Assignment of
Nonconforming Receivables. With respect to all Receivables repurchased or substituted for by the Seller pursuant to this Agreement, the Purchaser shall assign, without recourse, representation or warranty, to the Seller all the Purchaser's right, title and interest in and to such Receivables, and all security and documents relating thereto.

     Section 7.04.  Amendment.  This Agreement
may be amended from time to time by a written amendment duly executed and delivered by the Seller and the Purchaser; provided however, that for so long as any Certificates are outstanding pursuant to the related Pooling and Servicing
Agreements, no amendment shall be effective without the prior written consent of the holders of at least 51% of each Class of each series of Certificates outstanding.

     Section 7.05.  Waivers.  No failure or delay
on the part of the Purchaser in exercising any power, right or remedy under this Agreement or any Supplemental Conveyance shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

     Section 7.06.  Notices.  All communications
and notices pursuant hereto to any party shall be in writing or by telegraph or telex and addressed or delivered to it at its address (or in case of telex, at its telex number at such address) shown in the preamble of this Agreement or at such other address as may be designated by it by notice to the other party and, if mailed or sent by telegraph or telex, shall be deemed given when mailed, communicated to the telegraph office or transmitted by telex.

     Section 7.07.  Costs and Expenses.  The
Seller will pay all expenses, including reasonable fees and expenses of counsel, incident to the performance of its obligations under this Agreement and the Seller agrees to pay all reasonable out-of-pocket costs and expenses in connection with the enforcement of any obligation of the Seller hereunder.

     Section 7.08.  Acknowledgement
Concerning Insurance Proceeds. The Seller hereby acknowledges and agrees for the benefit of the Purchaser, the Trustee and the Certificateholders that any checks representing Risk Default Insurance
Proceeds or proceeds from claims on any Insurance
Policies in respect of the Receivables that at any time may be made payable to the Seller will be so made payable for reasons of administrative and claims processing convenience only and that, notwithstanding that such checks may be made so payable, the Seller shall have no right, title or interest in such proceeds.

     Section 7.09.  Limited Recourse to
Purchaser. The Seller agrees that the obligations of the Purchaser hereunder are payable solely from the Purchaser's interests in the Trust Property and that the Seller may not look to any other property or assets of the Purchaser in respect of such obligations.

     Section 7.10.  Headings and
Cross-References. The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to Section names or numbers are to such Sections of this Agreement.

     Section 7.11.  Governing Law.  This
Agreement and the Assignment shall be governed by and construed in accordance with the laws of the State of New York, including Section 5-1401 of the
General Obligations Law, but otherwise without regard or reference to principles of conflicts of laws of such state.

     Section 7.12.  Counterparts.  This
Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.
     IN WITNESS WHEREOF, the parties
hereby have caused this Amended and Restated
Master Purchase Agreement to be executed by their respective officers thereunto duly authorized as of the date and year first above written.

AEGIS AUTO FINANCE, INC., as Seller



By
President


AEGIS AUTO FUNDING CORP. IV, a Delaware
corporation, as Purchaser


By
President

                  EXHIBIT A

           SUPPLEMENTAL CONVEYANCE


     For value received in accordance with the Amended and Restated Master Purchase Agreement dated as of May 1, 1997, (the "Purchase
Agreement"), by and between the undersigned (the
"Seller"), and Aegis Auto Funding Corp. IV, a
Delaware corporation (the "Purchaser"), the undersigned does hereby sell, assign, transfer and otherwise convey unto the Purchaser, without recourse, (i) all right, title and interest of the undersigned in and to the Receivables identified on the Schedule of Receivables attached as Schedule I hereto, all monies constituting Excess Interest
Collections thereon and all other moneys received thereon on and after ____________________ (the
"Cutoff Date"); (ii) the interest of the Seller in the security interests of the Seller in the Financed
Vehicles granted by the Obligors pursuant to the Receivables; (iii) the interest of the Seller in any Risk Default Insurance Proceeds and any proceeds from claims on any Insurance Policies (including the VSI Insurance Policy) covering the Receivables, the Financed Vehicles or Obligors from the Cutoff
Date; (iv) the right of the Seller to realize upon any property (including the right to receive future
Liquidation Proceeds) that shall have secured a Receivable and have been repossessed by or on behalf of the Purchaser; (v) the interest of the Seller in any Dealer Recourse; and (vi) the proceeds of any and all of the foregoing. The foregoing sale does not constitute and is not intended to result in any assumption by the Purchaser of any obligation of the undersigned to the Obligors, insurers or any other person in connection with the Receivables, Custodian Files, Servicer Files, any insurance policies or any agreement or instrument relating to any of them.

     This Supplemental Conveyance is executed and delivered pursuant to the Purchase Agreement.
The representations, warranties and agreements on the part of the undersigned contained in the Purchase Agreement are hereby confirmed.

     The undersigned hereby affirms that it has made, constituted and appointed, and by these presents does make, constitute and appoint Norwest
Bank Minnesota, National Association, a national banking association, as trustee of the Aegis Auto
Receivables Trust _____ ("Trustee"), having its principal place of business at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-
0070, and its successors or assigns in such capacity, Seller's true and lawful attorney-in-fact for and in Seller's name, place and stead to act:

     FIRST: To execute and/or endorse any loan agreement, promissory note, security agreement, financing statement, certificate of title or other document, instrument, or agreement, or any amendment, modification or supplement of any of the foregoing and perform any act and covenant in any way which Seller itself could do (to the fullest extent that the Seller is permitted by law to act through an agent), which is necessary or appropriate to modify, amend, renew, extend, release, terminate and/or extinguish (i) any and all liens and security interests (the "Collateral") granted to or created in favor of Seller in and to or affecting any of the Receivables described on
Schedule I annexed hereto and by this reference made a part hereof, or (ii) any indebtedness secured by any such lien or security interest or any right or obligation of the obligor of such indebtedness or Seller, in each case upon such terms and conditions deemed, in the sole discretion of said attorney-in-fact, necessary or appropriate in connection with such modification, amendment, renewal, extension, release, termination and/or extinguishment.

     SECOND:  To agree and to contract with
any person, in any manner and upon terms and conditions deemed, in the sole discretion of said attorney-in-fact, necessary or appropriate for the accomplishment of any such modification, amendment, renewal, extension, release, termination and/or extinguishment of any such lien, security interest, indebtedness, right or obligation referred to above with respect to the Receivables or the Collateral; to perform, rescind, reform, release or modify any such agreement or contract or any similar agreement or contract made by or on behalf of the principal; to execute, acknowledge, seal and deliver any contract, agreement, certificate of title or other document, agreement or instrument creating, evidencing, securing or secured by any such lien, security interest, indebtedness, right or obligation; and to take all such other actions and steps, pay or receive such moneys and to execute, acknowledge, seal and deliver all such other certificates, documents and agreements as said attorney-in-fact may deem necessary or appropriate to consummate any such modification, amendment, renewal, extension, release, termination and/or extinguishment of any such security interest, lien, indebtedness, right or obligation, or in furtherance of any of the transactions contemplated by the foregoing.

     THIRD: With full and unqualified authority to delegate any or all of the foregoing powers to any person or persons whom said attorney-in-fact shall select.

     FOURTH: This power of attorney shall not be affected by the subsequent disability or incompetence of the principal.

     FIFTH:  This power of attorney shall be
irrevocable and coupled with an interest.

     SIXTH: To induce any third party to act hereunder, Seller hereby agrees that any third party receiving a duly executed copy or facsimile of this instrument may act hereunder, and that any notice of revocation or termination hereof or other revocation or termination hereof by operation of law shall be ineffective as to such third party.

     Capitalized terms used herein and not
otherwise defined shall have the meaning assigned to them in the Purchase Agreement.

     IN WITNESS WHEREOF, the undersigned
has caused this Supplemental Conveyance to be duly
executed as of
__________________________________.


AEGIS AUTO FINANCE INC.

By
Name:
Title:
                 SCHEDULE I

           SCHEDULE OF RECEIVABLES

                  EXHIBIT B


         LOCATION OF SERVICER FILES



System and Services Technology, Inc.
4315 Pickett Road
St. Joseph, MO  64503

American Lenders Facilities, Inc.
2600 Michaelson Drive
Suite 470
Irvine, CA  92715